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                                                       Exhibit 10(b)


                 FIRST AMENDMENT TO MASTER LOAN AGREEMENT


     THIS FIRST AMENDMENT TO MASTER LOAN AGREEMENT (this "Amendment"), effective as of September 30, 1997, by and among INTERSTATE GENERAL COMPANY L.P., a Delaware limited partnership ("IGC"), and AMERICAN COMMUNITY PROPERTIES TRUST, a Maryland real estate investment trust ("ACPT") (IGC and ACPT are collectively herein the "Borrower"), ST. CHARLES COMMUNITY, LLC, a Delaware limited liability company ("Property Owner"), and BANC ONE CAPITAL PARTNERS, IV, LTD, an Ohio limited liability company (the "Lender");
WITNESSETH:

                                 RECITALS

     WHEREAS, effective on or about August 1, 1997, the Borrower, Property Owner, and Lender entered into that certain Master Loan Agreement (the "Loan Agreement") whereby, among other things, Lender agreed to provide financing to Borrower in the principal amount of up to Twenty Million Dollars ($20,000,000.00), and Property Owner guaranteed such obligations of Borrower and granted to Lender a first lien on certain real property owned by Property Owner, all as more fully set forth in the Loan Agreement and the documents executed in connection therewith; and

     WHEREAS, in September, 1995, James J. Wilson ("Wilson") IGC and St. Charles Associates, L.P., a Delaware limited partnership ("SCA"), were indicted by the United States District Court for the District of Maryland for four (4) felony and four (4) misdemeanor violations of the Clean Water Act, 33 U.S.C. Section 1311(a) (collectively the "Criminal Actions"); and

     WHEREAS, on February 29, 1996, a jury convicted Wilson, IGC and SCA of the aforementioned felony charges; and

     WHEREAS, as a result thereof, inter alia, IGC was fined Two Million Dollars ($2,000,000.00) and SCA was fined One Million Dollars
($1,000,000.00) and each of IGC and SCA was placed on probation for five
(5) years in order to implement a wetlands restoration mitigation plan proposed by the United States government; and

     WHEREAS, IGC and SCA have appealed the convictions and the accompanying punishments to the United States Court of Appeals for the Fourth Circuit.

     WHEREAS, the Borrower, Property Owner and Lender anticipated that the Fourth Circuit would rule on IGC's and SCA's appeal of the Criminal Action on or before September 30, 1997; and

     WHEREAS, pursuant to Section 5.2 of the Loan Agreement, upon the earlier of September 30, 1997 or a determination by the United States Court of Appeals for the Fourth Circuit regarding the Criminal Action, the Borrower was to provide Lender with a management succession plan. If a decision rendered by the United States Court of Appeals for the Fourth Circuit was unfavorable to IGC, or if a decision was not rendered on or before September 30, 1997, then IGC was required to demand the resignation of Wilson as an officer and Chairman of the Board of Directors of IGC or any successor company; and


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     WHEREAS, the Borrower and Property Owner have requested, and Lender has agreed, pursuant to the terms hereof, to extend the time deadline for resolution of the appeal of the Criminal Action and/or the removal of Wilson as an officer and Chairman of the Board of Directors of the managing general partner of IGC, and to reestablish the outside date thereof to be the earlier of March 31, 1998, the decision of the Fourth Circuit unfavorable to IGC concerning the appeal of the Criminal Action or the Restructuring (as defined in the Loan Agreement).

     NOW, THEREFORE, for consideration of the aforementioned premises, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, Property Owner, and Lender hereby agree as follows:

     1. Section 5.22 of the Loan Agreement entitled, "Resolution of Pending Litigation" shall be deleted in its entirety and replaced as follows:

          "5.22.    Resolution of Pending Litigation.  Upon the earlier of
     (i) March 31, 1998, (ii) determination by the United States Court of Appeals for the Fourth Circuit regarding the Criminal Action, or (iii) the Restructuring, provide Lender with a management succession plan. If the decision rendered by the United States Court of Appeals for the Fourth Circuit is unfavorable to IGC, or if a decision is not rendered on or before March 31, 1998, then IGC shall demand the resignation of James J. Wilson as an officer and Chairman of the Board of Directors of the managing general partner of IGC, or any successor company. Notwithstanding the foregoing, following the Restructuring, James J. Wilson may continue or resume his position as an officer and Chairman of the Board of Directors of the managing general partner of IGC.

     2. Except as herein provided above, the Loan Agreement shall remain unmodified and in full force and effect, as if this Amendment had not been made.

     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

     4. All costs incurred by Lender in conjunction with the preparation and execution of this Amendment and the First Amendment to Guaranty Agreement between Lender and Wilson, including legal fees, shall be paid by the Borrower.

     IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

                                   INTERSTATE GENERAL COMPANY LP
WITNESS:
                                   By:  INTERSTATE GENERAL MANAGEMENT
                                        CORPORATION, a Delaware corporation

/s/ Martha Haupt                    By: /s/ James Michael Wilson
-------------------------               -----------------------------(SEAL)
                                        Name:  James Michael Wilson
                                        Title: Chief Financial Officer


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                                   AMERICAN COMMUNITY PROPERTIES TRUST

/s/ Martha Haupt                   By:  /s/ Edwin L. Kelly
-------------------------               -----------------------------(SEAL)
                                        Name:  Edwin L. Kelly
                                        Title: Managing Trustee


                                   ST. CHARLES COMMUNITY, LLC

/s/ Martha Haupt                   By:  /s/ Edwin L. Kelly
-------------------------               -----------------------------(SEAL)
                                        Name:  Edwin L. Kelly
                                        Title: Management Committee Chair


                                   BANC ONE CAPITAL PARTNERS IV, LTD.

                                   By:  BOCP Holdings Corporation, its
                                        Manager

                                    By: /s/ Michael S. Wood
-------------------------               -----------------------------(SEAL)
                                        Name:  Michael S. Wood
                                        Title: Authorized Signer